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Exhibit 3.1.1

MUELLER HOLDINGS (N.A.), INC.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION

* * * * *

Mueller Holdings (N.A.), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Restated Certificate of Incorporation of Mueller Holdings (N.A.), Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

    "FIRST.    The name of the corporation is Mueller Water Products, Inc. (the "Corporation")."

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Dale Smith, its President and Chief Executive Officer, this 17th day of November 2004.

/s/ DALE SMITH Dale Smith, President and Chief Executive Officer
State of Delaware Secretary of State Division of Corporations Delivered 09:28 PM 11/24/2004 FILED 09:28 PM 11/24/2004 SRV 040851650 - 3054788 FILE

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  Exhibit 3.1.1
MUELLER HOLDINGS (N.A.), INC. CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION